UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578	NA
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800-525 West 8th Avenue
Vancouver, BC, Canada	V5Z1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market

Item 1.01 Entry into a Definitive Material Agreement.

Introduction and Background Information - PIPE Closing

As previously reported on a Current Report on Form 8-K, dated and filed with the SEC on September 22, 2025, AgriFORCE Growing Systems Ltd. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain institutional and accredited investors (each, an “Investor” and collectively, the “Investors”), pursuant to which the Company, subject to the restrictions and upon satisfaction of the conditions in the Subscription Agreements, agreed to sell to the Investors in one or more private placement transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 144 thereunder (the “PIPE Transaction”), Company common shares, no par value per share (in generality, the “Common Shares”). On November 5, 2025 (the “Closing Date”), the PIPE Transaction was consummated.

The total number of Shares issued was 86,690,657 and the total number of prefunded warrants was 6,123,837 for a total aggregate purchase price of $219,042,206 of which $145,375,936 was funded in cash and cash equivalents and $73,662,270 was funded in AVAX tokens.

Strategic Advisor Agreements

On the Closing Date, in connection with the closing of the PIPE Transaction, the Company entered into two Strategic Advisor Agreements (each, a “Strategic Advisor Agreement” and collectively, the “Strategic Advisor Agreements”) with each of Anthony Scaramucci (through Ground Tunnel Capital LLC) and Brett Tejpaul (Messrs. Scaramucci and Tejpaul are collectively referred to as the “Strategic Advisors”), pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the digital asset and financial services sector for an initial term of one year, which will automatically renew for up to two successive one year periods unless the respective Strategic Advisor or the Company provides written notice of its intention not to extend. Either the Company or the Strategic Advisor may terminate a Strategic Advisor Agreement upon 30 days’ prior written notice to the other party in the event of a material breach that remains uncured at the end of such 30-day period or immediately upon written notice to the other party in the event of willful misconduct, gross negligence, or fraud by such other party or any allegation thereof.

Pursuant to the terms of each Strategic Advisor Agreement, the Company issued to the Strategic Advisors an aggregate of 928,145 restricted Common Shares (the “Strategic Advisor Shares”). These Shares vest monthly over a period of 36 months in equal increments in the aggregate of 1/36 of the total Strategic Advisor Shares per month, and if the Agreements are terminated at the end of any one year period, any unvested shares will be forfeited. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

The foregoing description of the Strategic Advisor Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Strategic Advisor Agreements, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Registration Rights Agreement

Cohen & Company Securities, LLC (“Cohen”) acted as the sole placement agent in connection with the PIPE Transaction. In partial consideration for its services as the placement agent in the PIPE Transaction, Cohen was issued 902,739 restricted Common Shares on the Closing Date. On the Closing Date, the Company and Cohen entered into a Registration Rights Agreement whereby the Company agreed to use reasonable best efforts to file with the SEC, within thirty (30) calendar days after the date of the Closing Date, a registration statement registering the resale of the Registrable Securities (as defined in the Registration Rights Agreement), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable after the filing thereof and upon the earlier of (i) the 25th business day (or 60th business day if the SEC notifies the Company that it will “review” the registration statement) following the filing date and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities

The information regarding the Strategic Advisor Shares in Item 1.01, the PIPE Transaction in Items 1.01 and 8.01, Common Shares issued to Cohen in Item 1.01 and Common Shares issued to Company directors in Item 5.02 is hereby incorporated by reference into this Item 3.02.

The Common Shares described in this Item 3.02 were offered in reliance upon the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of these Common Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On the Closing Date, in connection with the closing of the PIPE Transaction, the Company accepted the resignation of each of David Welch, John Meekison, Richard Lecychin, and Elaine Goldwater (the “Legacy Directors”) from the Company’s board of directors (the “Board”). The resignations were solely in connection with the closing of the PIPE Transaction and not a result of any disagreement relating to the Company’s operations, policies or practices.

Director Appointments

Also on the Closing Date, upon the resignations of the Legacy Directors, the Board appointed each of Matt Zhang, Xiao-Xiao Zhu, Young Cho, and Dan Mendes (the “New Directors”) to the Board to fill the vacancies created by the Legacy Directors’ resignations. Mr. Zhang was appointed as the Chairman of the Board. Each of the New Directors will serve until the Company’s 2026 annual general meeting of shareholders or until a successor has been elected and qualified for each. The following sets forth the biographical information for each of the New Directors:

Matt Zhang is the Founder and Managing Partner of Hivemind, a Web3 and blockchain technology focused investment firm, which he founded in November 2021. From September 2007 to November 2021, Mr. Zhang was the global Head of Structured Products Trading at Citi, the leading global investment bank. He also created Citi’s Spread Products Investment Technologies team (SPRINT), focusing on venture equity investments in the FinTech sector, and was a founding partner of the Citi Impact Fund, which invests in companies addressing social challenges. Mr. Zhang holds an MST in Real Estate from the University of Cambridge and a BS in Economics from the London School of Economics. He is a Chartered Financial Analyst (CFA) and Chartered Alternative Investment Analyst (CAIA).

Young Cho has served as Chief Executive Officer and Director of TLGY Acquisition Corp. (Nasdaq: TLGY) since December 2024 and Chief Executive Officer of StablecoinX, an Ethena backed digital asset treasury company, since June 2025. He has spent the past 8 years in the digital asset industry, serving as CFO at Hedera Hashgraph, a proof-of-stake public network powered by hashgraph consensus, where he served from April 2021 to August 2022, and CIO at Abra, a digital consumer wallet where users can buy, sell, and earn rewards on their cryptocurrency holdings, from April 2020 to April 2021 where he started the Earn product in 2020. Before he entered the crypto industry, he spent over 12 years in traditional finance. He was at Citigroup for 10 years as a director in the Special Situations Group, and at UBS for 2 years as an executive director in the Private Finance and Credit Trading team. He is a Chartered Financial Analyst, and has a BS from Cornell and MPA from Columbia.

Xiao-Xiao J. Zhu has served as Digital Operating Partner at KKR since April 2021 where he leads technology-driven value creation, innovation and digital transformation at the board and top management level of European private equity portfolio companies such as Axel Springer, GfK and Roompot Landal. He also leads KKR’s global Digital Assets & Blockchain strategy, for which he led investments in foremost Crypto VCs such as Dragonfly Capital, Ethereal Ventures or ParaFi as well as Digital Assets companies such as Anchorage Digital. He is a regular speaker at key Digital Assets & AI conferences such as Token2049 Dubai, Blockworks Digital Assets Summit, Financial Times Crypto Summit, Proof of Talk Paris, Out East Summit, AI Rush, London Tech Week or London City Week, and is an angel investor in fast growing early stage technology companies such as Fuse Energy (founded by ex-Revolut Chief Revenue Officer) or Anagram (founded by Solana Foundation President and ex-Polychain Capital President). Prior to joining KKR, he worked at BCG from January 2014 until April 2021. He was General Manager at BCG Digital Ventures in London and Beijing from 2016 to 2021. During this time, he founded, launched, and scaled new digital companies such as Heycar.co.uk (backed by Volkswagen & Daimler) and Tracr.com (backed by DeBeers). He began his career in management consulting advising Fortune 500 companies at the Boston Consulting Group in London. Notably, in an earlier life, he performed as a professional concert pianist on some of the world’s most prestigious concert venues including the Berlin Philharmonie, and played for global leaders such as George H.W. Bush, Helmut Kohl or Mikhail Gorbachev. He holds a MSc in Managerial Economics & Strategy from the London School of Economics, a BA in Philosophy & Economics from the Humboldt University Berlin, and a Masters in Concert Piano from the Berlin University of Arts.

Dan Mendes has been Managing Partner of BlockCore Partners, a specialized advisory firm offering financial and tax services tailored to the blockchain and digital asset space, since April 2023. From May 2021 to April 2023, he served as Head of Finance at Algorand Technologies, a Layer-1 blockchain technology company. From September 2018 to May 2021, Mr. Mendes worked at Deloitte, a global professional services firm, most recently as a Senior Manager from August 2019 to May 2021. While at Deloitte, Mr. Mendes advised on multinational corporate restructurings, spin-offs, IPOs, mergers, acquisitions, and private equity transactions, including several years in Deloitte’s Washington National Tax group, with the latter half of his tenure focused on blockchain and digital asset related matters. Mr. Mendes is a licensed CPA in Florida and Washington, D.C., holds a B.B.A. in International Business and Accounting from Temple University, an Executive M.S.T. in Taxation from Florida Atlantic University, and completed the Executive Program in Finance at Columbia Business School. Mr. Mendes has extensive experience in corporate governance, risk management, and capital allocation strategies. He is recognized for his expertise in designing and overseeing treasury management frameworks, including the management of company digital asset treasuries, with a focus on optimizing tax efficiency, liquidity, and long-term shareholder value. His leadership is marked by a strong ability to bridge regulatory compliance with strategic growth, making him a valuable contributor to public company boards navigating emerging financial technologies and evolving governance expectations.

Mr. Zhang has an ownership interest in Hivemind Capital Partners, LLC (“Hivemind”), which serves as the Company’s asset manager pursuant to an Asset Management Agreement dated September 18, 2025, between the Company and Hivemind. A discussion of the terms of the Asset Management Agreement is provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on September 22, 2025, and is incorporated herein by reference. Other than the foregoing, there are no other arrangements or understandings between any of the New Directors and any other person pursuant to which any of the New Directors were appointed as a director of the Company. There are also no family relationships between any of the New Directors and any director or executive officer of the Company, and no New Director has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Each director, other than Matt Zhang, is to be issued a grant of 30,612 restricted shares of Company Common Stock as compensation for service as a directly (valued at $75,000 of Common Shares per annum) which shares shall vest in four equal amounts of 7,653 shares on each of the three, six, nine and twelve month anniversaries of the date of grant.

Equity Plan Amendment

On October 27, 2025, the Company held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders approved an amendment (the “Amendment”) to the AgriFORCE Growing Systems Ltd. 2024 Equity Incentive Plan (the “2024 Plan”) to increase the maximum total number of Common Shares that may be issued under the 2024 Plan from 87,237 to 5,750,000 shares, which Plan was amended on the Closing Date. The Board previously approved the amendment to the 2024 Plan, subject to shareholder approval, on September 19, 2025.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K. A more complete description of the terms of the Amendment and the 2024 Plan can be found in “Proposal Three - The Approval of an Amendment to the 2024 Equity Incentive Plan to Increase the Number of Shares Issuable Thereunder” on pages 24 through 29 of the Company’s definitive proxy statement on Schedule 14A filed with the SEC on October 2, 2025, and is incorporated by reference herein.

Item 8.01 Other Events.

Closing of PIPE Transaction

On November 5, 2025, upon the satisfaction of all conditions in the Subscription Agreements, the PIPE Transaction closed and the Company issued to the Investors an aggregate of 86,690,657 Common Shares and pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 6,123,837 Common Shares in the PIPE Transaction. The Common Shares were sold at an offering price of $2.36 per Common Share, and the Pre-Funded Warrants were sold at an offering price of $2.3599 per Pre-Funded Warrant, which represents the per share offering price less the $0.0001 per share exercise price for each such Pre-Funded Warrant.

The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The foregoing description of the Pre-Funded Warrants is qualified in its entirety by reference to the form of Pre-Funded Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Of the aggregate $219,042,206 million purchase price for the Common Shares, an aggregate of (i) $145,375,936 million was paid in cash, the cryptocurrency stablecoin commonly referred to as USDC (“USDC”) based on a purchase price of $1.00 per USDC, and the cryptocurrency stablecoin commonly referred to as USDT (“USDT” and together with USDC, “Stablecoins”) based on a purchase price of $1.00 per USDT, and (ii) $73,666,270 million was paid in the native cryptocurrency of the Avalanche Network, referred to as AVAX Tokens (“AVAX Tokens”), which was valued for purposes of the Subscription Agreements at the volume-weighted average price of an AVAX Token (rounded to two decimal places) during the 14 consecutive calendar days ending on the Funding Payment Deadline (as defined in the Subscription Agreements) based on midnight UTC, calculated by using the hourly volume and the Messari Price as reported on messari.io.

As of the Closing Date and after giving effect to the Common Shares (but not pre funded warrants) issued in the PIPE transaction, there were 93,112,148 Common Shares issued and outstanding.

Indemnification Agreements

In connection with their appointment to the Board, each New Director entered into an Indemnification Agreement with the Company (collectively, the “Indemnification Agreements”), effective upon the Closing of the PIPE Transaction. The Indemnification Agreements provide for indemnification against expenses actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The Indemnification Agreements also provide for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to the Company any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The Indemnification Agreements set forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between the Company and an indemnitee arising under the Indemnification Agreements.

The foregoing description of the Indemnification Agreements is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant issued in the PIPE Transaction.

10.1	Form of Strategic Advisor Agreement.

10.2	Form of Registration Rights Agreement between the Company and Cohen.

10.3	Form of Indemnification Agreement between directors and the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 6, 2025

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Jolie Kahn
Name:	Jolie Kahn
Chief Executive Officer